UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2010

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut		19103 06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on March 18, 2009, Chemtura Corporation (“Chemtura”) and 26 of its U.S. subsidiaries (collectively the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

On August 5, 2010, the Debtors filed with the Bankruptcy Court the solicitation version of their joint plan of reorganization (as it may be further amended, supplemented or modified, the “Plan”) and accompanying disclosure statement (as it may be further amended, supplemented or modified, the “Disclosure Statement”). The Bankruptcy Court approved the Disclosure Statement on August 5, 2010.

On September 2, 2010, Chemtura filed a “plan supplement” with the Bankruptcy Court, as contemplated by the Plan. The plan supplement is attached hereto as Exhibit 99.1, which is incorporated into this Item 8.01 by reference.

A hearing on confirmation of the Plan is scheduled to begin September 16, 2010.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Plan Supplement to the Joint Chapter 11 Plan of Chemtura Corporation, et al.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date: September 3, 2010

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Plan Supplement to the Joint Chapter 11 Plan of Chemtura Corporation, et al.